As filed with the Securities and Exchange Commission on November 15, 2006
Registration No. 333-138515

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2187059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 West 42nd Street
New York, New York 10036
(212) 827-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John R. Cuti
General Counsel
MARTHA STEWART LIVING OMNIMEDIA, INC.
11 West 42nd Street
New York, New York 10036
(212) 827-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart A. Barr, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2006

PROSPECTUS

MARTHA STEWART LIVING OMNIMEDIA, INC.

2,560,000 Shares

Class A Common Stock

This prospectus relates to the offer and sale from time to time by the Martha Stewart Living Omnimedia, Inc. securityholders named in this prospectus (the “Selling Stockholders”) of up to 2,560,000 shares of our Class A common stock issuable by us upon (i) the vesting and exercise of warrants to purchase up to 2,500,000 shares of our Class A common stock, and (ii) the vesting and exercise of options to purchase up to 60,000 shares of our Class A common stock. The Selling Stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any proceeds from the sale of these shares.

Our Class A common stock is listed on the New York Stock Exchange and trades on the exchange under the symbol “MSO.” On November 7, 2006, the last sale price of our Class A common stock as reported on the New York Stock Exchange was $21.97 per share.

Our principal executive offices are located at 11 West 42nd Street, New York, New York 10036, and our telephone number at that address is (212) 827-8000.

See “Risk Factors” beginning on page 3 for information that you should consider before purchasing the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the selling stockholders has authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents.

RISK FACTORS

You should carefully consider the following risk factors relating to Martha Stewart Living Omnimedia, Inc. and our Class A common stock before purchasing the shares offered by this prospectus. You should also consider the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information.”

Risks Related to this Offering

The price of our Class A common stock may be volatile, which may harm your investment.

The trading price of our Class A common stock following this offering may fluctuate substantially. The price of the Class A common stock that will prevail in the market after this offering may be higher or lower than the price you pay, depending on many factors, some of which are beyond our control and may not be related to our operating performance. The price of the Class A common stock may fluctuate as a result of:

•	price and volume fluctuations in the overall stock market from time to time;

•	actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

•	adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners;

•	adverse resolution of some or all of the Company’s ongoing litigation;

•	a loss of the services of Ms. Stewart;

•	a loss of the services of other key personnel;

•	failure to predict, respond to and influence trends in consumer taste;

•	loss or failure of merchandising and licensing programs;

•	failure to protect our intellectual property;

•	a softening of the domestic advertising market;

•	changes in consumer reading, purchasing, Internet and/or television viewing patterns;

•	unanticipated increases in paper, postage or printing costs;

•	operational or financial problems at any of our contractual business partners;

•	the receptivity of consumers to our new product introductions; and

•	changes in government regulations affecting the Company’s industries.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our stock price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Future sales of our Class A common stock in the public market, including sales of the shares offered by this prospectus, could lower our stock price.

Future sales of a substantial number of shares of our Class A common stock in the public market, including sales of the shares offered by this prospectus, or the perception that such sales could occur, could adversely affect the prevailing market price of our Class A common stock, and could make it more difficult for us to raise funds through a public offering of our equity securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimate,” “potential” or “continue,” or the negative of these terms or other comparable terminology. We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results may differ materially from those projected in these statements because of various factors, including those discussed in this prospectus under the caption “Risk Factors” and those discussed in our SEC reports on Forms 10-K, 10-Q and 8-K, which are incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act. (Our Securities Exchange Act file number for those SEC filings is 001-15395.) You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We file information electronically with the SEC. Our SEC filings are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

Our Class A common stock is listed on the New York Stock Exchange and trades on the exchange under the symbol “MSO.” You also may inspect our SEC filings and other information concerning us at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to “incorporate by reference” some documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We do not incorporate by reference any portion of any document, including any Current Report on Form 8-K, which is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities of that Section. Subject to the foregoing, we incorporate by reference the documents listed below and any documents we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the selling stockholders have sold all of the securities to which this prospectus relates or the offering is otherwise terminated:

1. our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, which we filed on March 7, 2006, including the information we incorporated by reference in our Form 10-K from our definitive proxy statement for our 2005 annual meeting of stockholders, which we filed on April 7, 2006;

2. our Quarterly Reports on Form 10-Q for our quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 which we filed on May 9, 2006, August 8, 2006 and November 8, 2006, respectively;

3. our Current Reports on Form 8-K, which we filed on February 17, 2006, March 8, 2006, July 26, 2006, August 15, 2006, September 19, 2006 and October 25, 2006; and

4. the description of our Class A common stock included in our registration statement on Form 8-A, which we filed on October 14, 1999, including any amendments or reports we file for the purpose of updating this description.

We will provide a copy of the information we incorporate by reference, at no cost, to each person to whom this prospectus is delivered. To request a copy of any or all of this information, you should write or telephone us at the following address and telephone number:

Martha Stewart Living Omnimedia, Inc.
Attn: John R. Cuti
11 West 42nd Street
New York, New York 10036
(212) 827-8000

ABOUT MARTHA STEWART LIVING OMNIMEDIA

Martha Stewart Living Omnimedia, Inc. (“MSLO”) is an integrated content company devoted to enriching the changing lives of today’s women. MSLO is about the handmade, the homemade, the artful, the innovative, the practical and the beautiful. MSLO is not just about lifestyle, but about tools for modern living — not just about the how-to but about the why-to. MSLO aims to inspire the innate creativity that can transform homemaking into domestic arts or a simple dinner into a celebration — filling our lives with a little more quality, a little more permanence, a little more everlasting beauty. The company is not just a teacher but an idea, a laboratory, a community, spreading the art of the everyday. The content and merchandise MSLO creates generally span eight core areas:

•	Home: decorating, collecting, and renovating.

•	Cooking & Entertaining: recipes, techniques, and indoor and outdoor entertaining.

•	Gardening: planting, landscape design, and outdoor living.

•	Crafts: how-to projects.

•	Holidays: celebrating special days and special occasions.

•	Organizing: homekeeping, petkeeping, clotheskeeping, restoring, and other types of domestic maintenance.

•	Weddings: all aspects of planning and celebrating a wedding.

•	Baby & Kids: cooking, decorating, crafts, and other projects and celebrations surrounding infants and children.

The content generated from MSLO’s eight core content areas is then distributed through four business segments — Publishing, Broadcasting, Merchandising and Internet — through which content and merchandise relating to the eight core content areas are created and distributed to consumers.

USE OF PROCEEDS

The Selling Stockholders will receive all of the net proceeds from the sale of their shares of Class A common stock. Accordingly, Martha Stewart Living Omnimedia will not receive any proceeds from the sale of the shares.

Martha Stewart Living Omnimedia may receive up to an aggregate of $31,475,000 in proceeds in connection with the exercise of the Class A common stock purchase warrants pursuant to which 2,500,000 of the shares offered by this prospectus are issuable, assuming payment in full in cash of the aggregate exercise price of such warrants, as adjusted pursuant to the terms thereof. However, the warrantholder has the right to elect a cashless exercise of all or a part of the purchase warrants, in which case fewer shares would be issued and the company would receive less, if any, proceeds. Martha Stewart Living Omnimedia may also receive up to an aggregate of $1,098,600 in proceeds in connection with the exercise of the options to purchase Class A common stock pursuant to which 60,000 of the shares offered by this prospectus are issuable, assuming payment in full in cash of the aggregate exercise price of such options, as adjusted pursuant to the terms thereof. Any proceeds which we receive from the exercise of the warrants or the options by the Selling Stockholders will be used for general corporate purposes.

DILUTION

The net tangible book value of our common stock on September 30, 2006, was approximately $56 million, or approximately $1.07 per share. Net tangible book value per share represents the amount of our total assets, less intangible assets and total liabilities, divided by the total number of shares of our common stock outstanding. The number of shares of our common stock outstanding may be increased by shares issued in the ordinary course or upon exercise of warrants or options. To the extent warrants or options are exercised for cash, the net tangible book value of our common stock may increase. Since we will not receive any of the proceeds from the sale of Class A common stock sold by the Selling Stockholders under this prospectus, the net tangible book value of our common stock will not be increased as a result of such sales, nor will the number of shares outstanding be affected by such sales. If the warrants and the options held by the Selling Stockholders are exercised for cash to purchase the 2,560,000 underlying shares of Class A common stock which are included in this registration statement, the net tangible book value of our common stock would be approximately $88 million, or approximately $1.60 per share, including the effect of a payment to the warrantholder of a dividend of $0.50 per share in cash for each of the 1,666,667 shares with respect to which a dividend had accrued as of the date of this prospectus. If the warrants held by the warrantholder are exercised on a cashless basis but the options held by the optionholder are exercised for cash, the net tangible book value of our common stock would be approximately $56 million, though on a per share basis it would be approximately $1.05, including the effect of a payment to the warrantholder in common stock of the dividend of $0.50 per share described above. On November 7, 2006, the last sale price of our Class A common stock was $21.97 per share, as reported on The New York Stock Exchange. The dilution to any purchaser of shares from the Selling Stockholders will represent the difference between the amount per share paid by such purchaser and the net tangible book value per share of our common stock at the time of purchase.

SELLING STOCKHOLDERS

The Selling Stockholders are: (1) J. Mark Burnett and (a) his affiliates, including the Warley Avenue Trust, dated November 10, 2003, for which Mr. Burnett is the grantor and sole trustee (the “Warley Trust”), and (b) Mr. Burnett’s permitted transferees; and (2) Kirshenbaum Bond & Partners LLC (“Kirshenbaum”) and (a) Kirshenbaum’s affiliates, and (b) Kirshenbaum’s permitted transferees.

2,500,000 of the shares of Class A common stock offered by this prospectus are issuable by us to Mr. Burnett upon his exercise in full of two Class A common stock purchase warrants. We issued the first warrant to Mr. Burnett on September 17, 2004 (the “2004 Warrant”) in connection with entering into a consulting agreement with Mr. Burnett pursuant to which he agreed to provide advice to the company regarding various television matters. We issued the second warrant to Mr. Burnett on August 11, 2006 (the

“2006 Warrant”) in connection with his continued services as executive producer of the syndicated daytime television show MARTHA. The 2004 Warrant has vested with respect to 1,666,667 shares and will not vest with respect to the remaining shares. The 1,666,667 shares are exercisable in full or in part at any time prior to the expiration of the 2004 Warrant on March 17, 2012, at an exercise price of $12.59 per share. The terms of the 2004 Warrant also provide that upon exercise the holder will be entitled to any dividends or distributions made by the Company during the holding period of the 2004 Warrant as though they held the shares received upon exercise at the time of the distribution. On September 14, 2006, the Company paid a $0.50 per share dividend to common stockholders, to which Mr. Burnett will be entitled upon any exercise of the 2004 Warrant. The 2006 Warrant entitles Mr. Burnett to purchase up to 833,333 shares at an exercise price of $12.59, but remains subject to vesting pursuant to certain performance criteria. The 2006 Warrant may vest and become exercisable in two equal tranches subject to the achievement of various milestones related to the production and distribution of MARTHA. The terms of the 2006 Warrant also provide that upon exercise the holder will be entitled to any dividends or distributions made by the Company during the holding period of the 2006 Warrant, but only with respect to shares vested as of the record date of such distribution, as though they held the shares received upon exercise at the time of the distribution. As the 2006 Warrant is not vested with respect to any shares as of the date of this prospectus, Mr. Burnett is not currently entitled to any dividend or distribution with respect to the 2006 Warrant. The 2006 Warrant also expires on March 17, 2012.

We have registered under the Securities Act the 2,500,000 shares of Class A common stock underlying the warrants held by Mr. Burnett in accordance with registration rights we granted in connection with our issuance of the 2006 Warrant. In accordance with the terms of the 2004 Warrant and the 2006 Warrant, Mr. Burnett may transfer certain of his rights under such warrants to permitted transferees. Our registration of the shares does not necessarily mean that Mr. Burnett, his affiliates or his permitted transferees will sell all or any of their shares. Neither Mr. Burnett nor the Warley Trust beneficially own any other shares of our Class A common stock.

Other than as discussed in this prospectus and in the documents incorporated by reference in this prospectus, Mr. Burnett and the Warley Trust have had no material relationship with us within the past three years.

60,000 of the shares of Class A common stock offered by this prospectus are issuable by us to Kirshenbaum Bond & Partners LLC upon Kirshenbaum’s exercise in full of an option to purchase Class A common stock at an exercise price of $18.31 per share (the “Kirshenbaum Option”) under the Martha Stewart Living Omnimedia, Inc. 1999 Stock Incentive Plan, as amended. The Kirshenbaum Option was issued pursuant to a Stock Option Agreement dated September 21, 2006 between us and Kirshenbaum (the “Option Agreement”) and in connection with a Letter of Agreement dated September 13, 2006 between us and Kirshenbaum (the “Consulting Agreement”), pursuant to which Kirshenbaum agreed to provide certain advice and services to the company in connection with the marketing of the company’s businesses in exchange for cash compensation of $455,000 (payable in ten equal monthly installments) and the Kirshenbaum Option. The Consulting Agreement by its terms supersedes in its entirety a prior Letter of Agreement entered into between us and Kirshenbaum in January 2006 which related to the provision of similar services. The Kirshenbaum Option has vested with respect to 30,000 shares of Class A common stock. The remaining 30,000 shares of Class A common stock will vest on December 31, 2006 contingent upon the delivery of five specified deliverables related to the services to be provided. Pursuant to the Consulting Agreement, we also have agreed to pay certain expenses in connection with these services. Pursuant to the Option Agreement, the Kirshenbaum Option will expire on the earliest to occur of (i) termination of Kirshenbaum’s services under the terms of the Consulting Agreement for cause, or (ii) the fifth anniversary of the date of the grant of the option.

We have registered under the Securities Act the 60,000 shares of Class A common stock underlying the Kirshenbaum Option in accordance with the terms of the Option Agreement. Our registration of the shares does not necessarily mean that Kirshenbaum, its affiliates or its permitted transferees will sell all or any of their shares. Kirshenbaum does not beneficially own any other shares of our Class A common stock.

Other than as discussed in this prospectus and in the documents incorporated by reference in this prospectus, Kirshenbaum has had no material relationship with us within the past three years.

PLAN OF DISTRIBUTION

The Selling Stockholders and their successors, which term includes their transferees, pledgees or donees or their successors in interest, may offer and sell, from time to time, the Class A common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the respective Selling Stockholders or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The offering of the shares will be made on a continuous basis. The Class A common stock may be sold by or for the account of the Selling Stockholders or their successors in interest from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of sale,

•	in the over-the counter market,

•	otherwise than on such exchanges or services or in the over-the-counter market,

•	through the writing of options, swaps or other derivatives, which may or may not be listed on an exchange,

•	through the settlement of short sales,

•	through a block trade in which the broker-dealer so engaged may sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

•	through a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus,

•	involving an ordinary brokerage transaction or a transaction in which the broker-dealer solicits purchasers,

•	that are privately negotiated,

•	through an underwritten offering, or

•	through a combination of the above methods of sale.

At the time a particular offering of the Class A common stock is made, a supplement to this prospectus, if required, will be distributed which will set forth the aggregate amount of Class A common stock being offered, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, that such broker-dealer(s) did not conduct any investigation to verify the information set forth or incorporated by reference in this prospectus and other facts material to the transaction. Each broker-dealer that receives the Class A common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus and any prospectus supplement in connection with any sale of Class A common stock.

In addition, upon receiving notice from a Selling Stockholder that a donee, pledgee or transferee or other successor-in-interest intends to sell shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the transferee.

This offering by the Selling Stockholders will terminate with respect to the 2,500,000 shares underlying the warrants on the date specified in Mr. Burnett’s registration rights agreement with Martha Stewart Living Omnimedia or, if earlier, on the date on which all such shares have been sold. The offering will terminate with respect to the 60,000 shares underlying the options on the date on which all shares which remain eligible for issuance to Kirshenbaum under the terms of the Option Agreement have been sold.

The aggregate proceeds to the Selling Stockholders from the sale of the Class A common stock offered by them hereby will be the purchase price of such shares of Class A common stock less discounts and commissions, if any. The Selling Stockholders reserve the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents.

Our outstanding Class A common stock is currently listed on the New York Stock Exchange.

In order to comply with the securities laws of certain jurisdictions, if applicable, the Class A common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the Selling Stockholders and have informed them of their obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares. The Selling Stockholders have acknowledged that they understand their obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 or any other available exemption rather than pursuant to this prospectus. There is no assurance that the Selling Stockholders will sell any or all of the Class A common stock described herein, and the Selling Stockholders may transfer, devise or gift such securities by other means not described in this prospectus.

The Selling Stockholders may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of the Class A common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. The Selling Stockholders may also sell shares of the Class A common stock short using this prospectus and deliver the Class A common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. The Selling Stockholders may pledge or grant a security interest in some or all of the Class A common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if the Selling Stockholders default in the performance of their obligations, the pledgees or secured parties may offer and sell the Class A common stock from time to time pursuant to this prospectus.

To the extent required, the shares of Class A common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Under our registration rights agreement with Mr. Burnett, we are required, subject to certain limitations, to bear the expenses relating to this offering, excluding any discounts or commissions of selling brokers, dealers and underwriters. We also will bear such expenses in connection with the offering of the shares underlying the Kirshenbaum Option. We estimate these expenses will total approximately $95,000.

We have agreed to indemnify the Selling Stockholders and any controlling person with respect to the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act.

It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the Class A common stock.

LEGAL MATTERS

Certain legal matters with respect to the shares of Class A common stock offered by this prospectus will be passed upon for us by Hogan & Hartson LLP.

EXPERTS

The consolidated financial statements of Martha Stewart Living Omnimedia, Inc. appearing in the Martha Stewart Living Omnimedia, Inc. Annual Report (Form 10-K) for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accountants, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the Class A common stock offered hereby. Martha Stewart Living Omnimedia, Inc. will bear all of these expenses, including those of the Selling Stockholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the Securities and Exchange Commission registration fee:

Item	Amount

SEC registration fee	$5,854
Legal fees and expenses	60,000
Accounting fees and expenses	12,000
Printing fees	16,000

Miscellaneous	1,146

Total	95,000

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law.  Martha Stewart Living Omnimedia, Inc. is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 145(e) of the Delaware General Corporation Law states that any expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this subsection (e) of Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation.  Article IX of the Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

By-Laws.  The By-Laws of the Company provide for the indemnification of the officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law. Section 6.7 of such By-Laws provides that any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the specific request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company against all expense, liability and loss reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom to the fullest extent authorized by the Delaware General Corporation Law, provided that, except as otherwise set forth, the Company shall indemnify any such person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.

Insurance.  The Company maintains directors and officers liability insurance, which covers the Company’s directors and officers against certain claims or liabilities arising out of the performance of their duties.

Item 16.	Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

3.1	Certificate of Incorporation of Martha Stewart Living Omnimedia, Inc. (the “Company”) (incorporated by reference to the Company’s Registration Statement on Form S-1, No. 333-84001 (the “S-1 Registration Statement”)).
3.2	By-Laws of the Company (incorporated by reference to the S-1 Registration Statement).
4.1	Specimen certificate representing the Company’s Class A common stock (incorporated by reference to the S-1 Registration Statement).
4.2	Warrant to purchase shares of Class A Common Stock, dated September 17, 2004 (incorporated by reference to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006).
4.3	Warrant to purchase shares of Class A Common Stock, dated August 11, 2006 (incorporated by reference to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006).
5.1	Opinion of Hogan & Hartson LLP regarding the legality of the Class A common stock registered hereby. Previously filed.
10.1	Warrant Registration Rights Agreement between the Company and Mark Burnett, dated August 11, 2006 (incorporated by reference to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006).
23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accountants. Previously filed.
24.1	Power of Attorney. Previously filed.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby further undertakes:

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registrant statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of November, 2006.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:	/s/ John R. Cuti
John R. Cuti
General Counsel
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of November 15, 2006 by the following persons in the capacities indicated.

Signature	Title

* Charles A. Koppelman	Chairman

* Susan Lyne	President and Chief Executive Officer (Principal Executive Officer)

* Howard Hochhauser	Chief Financial Officer (Principal Accounting Officer)

* Rick Boyko	Director

* Michael Goldstein	Director

* Jill A. Greenthal	Director

Signature	Title

* Wenda Harris Millard	Director

* Thomas C. Siekman	Director

* Bradley E. Singer	Director

*By:	/s/ John R. Cuti
John R. Cuti
Attorney-in-Fact

INDEX TO EXHIBITS

3.1	Certificate of Incorporation of Martha Stewart Living Omnimedia, Inc. (the “Company”) (incorporated by reference to the Company’s Registration Statement on Form S-1, No. 333-84001 (the “S-1 Registration Statement”)).
3.2	By-Laws of the Company (incorporated by reference to the S-1 Registration Statement).
4.1	Specimen certificate representing the Company’s Class A common stock (incorporated by reference to the S-1 Registration Statement).
4.2	Warrant to purchase shares of Class A Common Stock, dated September 17, 2004 (incorporated by reference to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006).
4.3	Warrant to purchase shares of Class A Common Stock, dated August 11, 2006 (incorporated by reference to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006).
5.1	Opinion of Hogan & Hartson LLP regarding the legality of the Class A common stock registered hereby. Previously Filed.
10.1	Warrant Registration Rights Agreement between the Company and Mark Burnett, dated August 11, 2006 (incorporated by reference to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006).
23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accountants. Previously Filed.
24.1	Power of Attorney. Previously Filed.